                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 850,000 shares of Common Stock pursuant to the Medical Action Industries Inc. 1989 Non-Qualified Stock Option Plan, as amended, and 1994 Stock Incentive Plan, as amended, of our report dated May 23, 1997 with respect to the financial statements of Medical Action Industries Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP

Melville, New York
October 9, 1998



                                 Exhibit 23.2


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